UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 18, 2016

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Patrick Industries, Inc. (the “Company”) was held on May 18, 2016. The total shares outstanding on the record date, March 24, 2016, were 15,212,412. The total shares voted at the meeting in person or by proxy were 13,915,221 which represented 91.47% of the total outstanding eligible votes. The results of the matters voted upon at the Annual Meeting of Shareholders are as follows:

Proposal 1 – Election of eight directors to the Board of Directors to serve until the 2017 Annual Meeting.

Directors	For	Withheld	Broker Non-Votes
Joseph M. Cerulli	12,107,841	294,777	1,512,603
Todd M. Cleveland	11,870,782	531,836	1,512,603
John A. Forbes	11,023,441	1,379,177	1,512,603
Paul E. Hassler	10,841,393	1,561,225	1,512,603
Michael A. Kitson	12,105,007	297,611	1,512,603
Andy L. Nemeth	11,689,777	712,841	1,512,603
M. Scott Welch	11,899,303	503,315	1,512,603
Walter E. Wells	12,063,158	339,460	1,512,603

Proposal 2 – Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal year 2016.

For	Against	Abstain	Broker Non-Votes
13,890,564	7,172	17,485	-

Proposal 3 – To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers for fiscal year 2015.

For	Against	Abstain	Broker Non-Votes
12,066,361	22,389	313,868	1,512,603

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: May 20, 2016	By:	/s/ Joshua A. Boone
Joshua A. Boone
Vice President – Finance and
Chief Financial Officer